Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AJ Greentech Holdings, Ltd. (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chu Li An, as CEO of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2016

By: /s/ Chu Li An

Name: Chu Li An

Title: Chief Executive Officer

(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to AJ Greentech Holdings, Ltd. and will be retained by AJ Greentech Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff .